EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Cytori Therapeutics, Inc.

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 MEF filed pursuant to Rule 462(b) under the Securities Act of 1933 of our report dated March 9, 2018, relating to the consolidated financial statements and schedule of Cytori Therapeutics, Inc. (“Company”), which is incorporated by reference in that Registration Statement. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/BDO USA, LLP

San Diego, California

July 17, 2018